Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them an amended statement on Schedule 13D with respect to the Class B Common Stock, $.33 1/3 par value per share, of Forest City Enterprises, Inc. beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 28th day of September, 2012.

RMS, Limited Partnership

/s/ Abraham Miller
Abraham Miller, a general partner

/s/ Joan K. Shafran
Joan K. Shafran, a general partner

POWELL PARTNERS, LIMITED, an Ohio limited liability company

/s/ Joseph M. Shafran
Joseph M. Shafran, Trustee, a member

/s/ Joan K. Shafran
Joan K. Shafran, a member

/s/ Paula Shafran Krulak
Paula Shafran Krulak, a member

Joseph M. Shafran, individually

/s/ Joseph M. Shafran
Joseph M. Shafran